EXHIBIT 8.1

List of Significant Subsidiaries

The following is a list of the of Company’s significant subsidiaries as at March 1, 2001. The list excludes UNS and its subsidiaries acquired through the Company’s acquisition of UNS on March 6, 2001.

                                                                         State or         Proportion of
                                                                     Jurisdiction of        Ownership
Name of Significant Subsidiary                                        Incorporation          Interest
------------------------------                                        -------------          --------

BONA SHIPHOLDING LTD.                                                   BERMUDA                  100%

SINGLE SHIP COMPANIES (2)                                               AUSTRALIA                100%

SINGLE SHIP LIMITED LIABILITY COMPANIES (42)                            MARSHALL ISLANDS         100%

SOPONATA TEEKAY LIMITED                                                 BERMUDA                   50%

TEEKAY CHARTERING LIMITED                                               MARSHALL ISLANDS         100%

TEEKAY SHIPPING LIMITED                                                 BAHAMAS                  100%